EXHIBIT 10.8

ADR purchase agreement

by

and

among

Centralink Investments Limited

Stephen Altro,

2870304 Canada Inc.,

136011 Canada Inc.,

David Mars,

136012 Canada Inc.,

and

2884330 Canada Inc.

dated

[ ________________, 2004]

Table of Contents

Recitals	1
I. Definitions	1
II. Purchase and Sale of Shares and Closing	3
2.1 Purchase and Sale	3
2.2 Purchase Price	3
2.3 The Closing	4
III. Representations and Warranties of Sellers	5
3.1 Title to Shares	5
3.2 Incorporation; Power and Authority	5
3.3 Valid and Binding Agreement	5
3.4 No Breach; Consents	5
3.5 Brokerage	5
IV. Representations and Warranties of Buyer	6
4.1 Incorporation; Power and Authority	6
4.2 Valid and Binding Agreement	6
4.3 No Breach; Consents	6
4.4 Brokerage	6
V. Agreements of Sellers	6
5.1 Conditions	6
5.2 Consents and Authorizations; Regulatory Filings	6
5.3 No Sale	7
VI. Agreement of Buyer	7
6.1 Conditions	7
VII. Conditions to Closing	7
7.1 Conditions to Buyer’s Obligations	7
7.2 Conditions to Sellers’ Obligations	7
VIII. Termination	8
8.1 Termination	8
8.2 Effect of Termination	8
IX. Indemnification	9
9.1 Indemnification by Sellers	9
9.2 Indemnification by Buyer	9
9.3 Sole and Exclusive Remedy	10
X. General	10
10.1 Press Releases and Announcements	10

i

10.2 Expenses	10
10.3 Further Assurances	11
10.4 Amendment and Waiver	11
10.5 Notices	11
10.6 Assignment	12
10.7 No Third Party Beneficiaries	12
10.8 Severability	13
10.9 Complete Agreement	13
10.10 Signatures; Counterparts	13
10.11 GOVERNING LAW	13
10.12 Specific Performance	13
10.13 Arbitration	13
10.14 Construction	13
10.15 Time of Essence	14
Signatures

ii

ADR PURCHASE AGREEMENT

     This ADR PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of the           day of           , 2004, by and among Centralink Investments Limited, a limited company organized under the laws of the British Virgin Islands (“Buyer”), Stephen Altro (“Altro”), 2870304 Canada Inc. and 136011 Canada Inc. (collectively, together with Altro, the “Altro Group”), and David Mars (“Mars”), 136012 Canada Inc. and 2884330 Canada Inc. (collectively, together with Mars, the “Mars Group” and, together with the Altro Group, the "Sellers”).

     Recitals

     WHEREAS, The Altro Group and the Mars Group own American Depositary Receipts representing ownership of, respectively,          and          American Depositary Shares of Grand Toys International Limited, a private limited company organized under the laws of the Hong Kong Special Administrative Region of the Peoples Republic of China, each representing one ordinary voting share in the capital of Buyer with a nominal value of one Hong Kong dollar (HK$1.00) per share (each such American Depositary Share, a “Grand ADR”) .

     WHEREAS, pursuant to Section 9.16 of that certain Subscription and Exchange Agreement, dated as of November 14, 2003, by and among Grand Toys International, Inc. (“Grand US”), Buyer and Centralink Investments Limited, as amended by Amendment No. 1 to Subscription and Exchange Agreement, dated as of March 6, 2004 and as further amended by Amendment No. 2 to Subscription and Exchange Agreement, dated as of March [ ], 2004 (as so amended, the "Subscription Agreement”), it is a condition to the completion of the transactions contemplated by the Subscription Agreement that Buyer agree to purchase from the Altro Group 465,634 Grand ADRs (the “Altro ADRs”) and from the Mars Group 458,553 Grand ADRs (the “Mars ADRs” and, together with the Altro ADRs, the “Sale ADRs”).

     WHEREAS, Sellers desire to sell, and Buyer desires to purchase, the Sale ADRs on the terms and subject to the conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual representations, warranties and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

I. Definitions

     The following terms have the meanings assigned to them below:

     “Agreement” has the meaning set forth in the first paragraph of this Agreement.

     “Affiliate” has the meaning set forth in Rule 12b-2 under the Exchange Act.

     “Altro” has the meaning set forth in the first paragraph of this Agreement.

     “Altro ADRs” has the meaning set forth in the recitals of this Agreement.

     “Altro Group” has the meaning set forth in the first paragraph of this Agreement.

     “Altro Purchase Price” has the meaning set forth in Section 2.2.

     “Buyer” has the meaning set forth in the first paragraph of this Agreement.

     “Buyer Losses” has the meaning set forth in Section 9.1(a)(v).

     “Closing” has the meaning set forth in Section 2.3(a).

     “Closing Date” has the meaning set forth in Section 2.3(a).

     “Consent” means any authorization, consent, approval, filing, waiver, exemption or other action by or notice to any Person.

     “Contract” means a contract, agreement, commitment or binding understanding, whether oral or written, that is in effect as of the date of this Agreement or any time after the date of this Agreement.

     “Disclosure Schedule” means the schedule delivered by Sellers to Buyer on or prior to the date of this Agreement.

     “Effective Time” has the meaning as defined in the Subscription Agreement.

     “Encumbrance” means any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

     “Governmental Authorization” means any approval, consent, license, permit, waiver, registration or other authorization issued, granted, given, made available or otherwise required by any Governmental Entity or pursuant to Law.

     “Governmental Entity” means any federal, state, local, foreign, international or multinational entity or authority exercising executive, legislative, judicial, regulatory, administrative or taxing functions of or pertaining to government.

     “Governmental Order” means any judgment, injunction, writ, order, ruling, award or decree by any Governmental Entity or arbitrator.

     “Grand ADRs” has the meaning set forth in the recitals of this Agreement.

     “Grand US” has the meaning set forth in the recitals of this Agreement.

     “Law” means any constitution, law, ordinance, principle of common law, regulation, statute or treaty of any Governmental Entity.

     “Loss” means any Litigation, Governmental Order, complaint, claim, demand, damage, deficiency, penalty, fine, cost, amount paid in settlement, liability, obligation, Tax, Encumbrance, loss, expense or fee, including court costs and attorneys’ fees and expenses.

     “Mars” has the meaning set forth in the first paragraph of this Agreement.

     “Mars Group” has the meaning set forth in the first paragraph of this Agreement.

     “Mars ADRs” has the meaning set forth in the recitals of this Agreement.

     “Mars Purchase Price” has the meaning set forth in Section 2.2.

     “Organizational Documents” means (i) the articles or certificate of incorporation and the bylaws of a corporation, (ii) the partnership agreement and any statement of partnership of a general partnership, (iii) the limited partnership agreement and the certificate of limited partnership of a limited partnership, (iv) the limited liability company agreement and articles or certificate of formation of a limited liability company, (v) any charter or similar document adopted or filed in connection with the creation, formation or organization of a Person and (vi) any amendment to any of the foregoing.

     “Person” means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, Governmental Entity or other entity.

     “Required Consents” has the meaning set forth in Section 5.2.

     “Sale ADRs” has the meaning set forth in Section 2.1.

     “Sellers” has the meaning set forth in the first paragraph of this Agreement.

     “Seller Losses” has the meaning set forth in Section 9.2(a).

     “Subscription Agreement” has the meaning set forth in the recitals of this Agreement.

II. Purchase and Sale of Shares and Closing

     2.1 Purchase and Sale. On the terms and subject to the conditions set forth in this Agreement, Sellers agree to sell to Buyer, and Buyer agrees to purchase from Sellers, the Sale ADRs. Each Seller waives any co-sale rights, rights of first refusal or similar rights that such Seller may have relating to Buyer’s purchase of the Sale ADRs, whether conferred by the Buyer’s Organizational Documents, by Contract or otherwise.

     2.2 Purchase Price. The purchase price (the “Altro Purchase Price”) of the Altro ADRs, at $4.00 per Altro ADR, is one million eight hundred sixty two thousand five hundred thirty six dollars ($1,862,536). The purchase price (the “Mars Purchase Price”) of the Mars ADRs, at $4.00 per Mars ADR, is one million eight hundred thirty four thousand two hundred twelve dollars ($1,834,212).

     2.3 The Closing.

     (a) The closing of the transactions contemplated by this Agreement (the “Closing”) will take place at the offices of Katten Muchin Zavis Rosenman at 575 Madison Avenue, New York, New York, at 10:00 a.m. local time, on the second Business Day following the Effective Time (the “Closing Date”) or at such other place and on such other date as may be mutually agreed by Buyer and Sellers, in which case “Closing Date” means the date so agreed. The failure of the Closing will not ipso facto result in termination of this Agreement and will not relieve any party of any obligation under this Agreement. The Closing will be effective as of the close of business on the Closing Date.

     (b) Subject to the conditions set forth in this Agreement, on the Closing Date (except as otherwise set forth below):

       (i) Sellers will deliver to Buyer:

   (A) certificates formerly representing their shares of Grand US stock, free and clear of all Encumbrances, duly endorsed or accompanied by duly executed stock powers;

   (B) a certificate of each Seller dated the Closing Date stating that the conditions set forth in subsections (a) through (c) of Section 7.1 have been satisfied;

   (C) a copy of the text of the resolutions adopted by the board of directors (or similar body) of any Seller that is not a natural person authorizing the execution, delivery and performance of this Agreement, certified by an appropriate officer of such Seller; and

   (D) such other certificates, documents and instruments as Buyer shall reasonably request for the purpose of (1) evidencing the accuracy of Sellers’ representations and warranties, (2) evidencing the performance and compliance by Sellers with agreements contained in this Agreement, (3) evidencing the satisfaction of any condition referred to in Section 7.1 or (4) otherwise facilitating the consummation of the transactions contemplated by this Agreement.

All actions to be taken by Sellers in connection with consummation of the transactions contemplated by this Agreement and all certificates, opinions, instruments and other documents required to effect the transactions contemplated by this Agreement will be in form and substance satisfactory to Buyer.

       (ii) Buyer will deliver to Sellers:

   (A) within three business days after the Closing Date, the Altro Purchase Price and the Mars Purchase Price, by wire transfer of immediately available funds to the accounts designated by Altro and Mars, respectively, to Buyer by notice in writing given no later than three business days prior to the Closing; and

   (B) a certificate of Buyer dated the Closing Date stating that the conditions set forth in subsections (f) and (g) of Section 7.2 have been satisfied;

     (c) All items delivered by the parties at the Closing will be deemed to have been delivered simultaneously, and no items will be deemed delivered or waived until all have been delivered.

     (d) Notwithstanding any investigation made by or on behalf of any of the parties to this Agreement or the results of any such investigation and notwithstanding the fact of, or the participation of such party in, the Closing, the representations, warranties and agreements in this Agreement will survive the Closing.

III. Representations and Warranties of Sellers

     Each Seller represents and warrants to Buyer that, as to such Seller, as of the date of this Agreement and as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement):

     3.1 Title to Shares. Such Seller owns, of record and beneficially, the number of Sale ADRs listed opposite such Seller’s name on Schedule 3.1, free and clear of any Encumbrance. At Closing, Buyer will obtain good and valid title to such Sale ADRs, of record and beneficially, free and clear of any Encumbrance.

     3.2 Incorporation; Power and Authority. If such Seller is not a natural person, it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Such Seller has all necessary power and authority to execute, deliver and perform this Agreement.

     3.3 Valid and Binding Agreement. If such Seller is not a natural person, the execution, delivery and performance of this Agreement by such Seller has been duly and validly authorized by all necessary corporate or equivalent action. This Agreement has been duly executed and delivered by such Seller and constitutes the valid and binding obligation of such Seller, enforceable against it in accordance with its terms.

     3.4 No Breach; Consents. Except as set forth in Schedule 3.4, he execution, delivery and performance of this Agreement by such Seller will not (a) contravene any provision of the Organizational Documents, if any, of such Seller; (b) violate or conflict with any Law, Governmental Order or Governmental Authorization; (c) conflict with, result in any breach of any of the provisions of, constitute a default (or any event which would, with the passage of time or the giving of notice or both, constitute a default) under, result in a violation of, increase the burdens under, result in the termination, amendment, suspension, modification, abandonment or acceleration of payment (or any right to terminate) or require a Consent under any Contract or Governmental Authorization that is either binding upon or enforceable against such Seller; (d) result in the creation of any Encumbrance upon the Sale ADRs held by such Seller; or (e) require any Governmental Authorization.

     3.5 Brokerage. No Person will be entitled to receive any brokerage commission, finder’s fee, fee for financial advisory services or similar compensation in connection with the transactions contemplated by this Agreement based on any Contract made by or on behalf of such Seller for which Buyer or the Company is or could become liable or obligated.

IV. Representations and Warranties of Buyer

     Buyer represents and warrants to Sellers that as of the date of this Agreement and as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement):

     4.1 Incorporation; Power and Authority. Buyer is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, with all necessary power and authority to execute, deliver and perform this Agreement.

     4.2 Valid and Binding Agreement. The execution, delivery and performance of this Agreement by Buyer have been duly and validly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by Buyer and constitutes the valid and binding obligation of Buyer, enforceable against it in accordance with its terms.

     4.3 No Breach; Consents. The execution, delivery and performance of this Agreement by Buyer will not (a) contravene any provision of the Organizational Documents of Buyer; (b) violate or conflict with any Law, Governmental Order or Governmental Authority; (c) conflict with, result in any breach of any of the provisions of, constitute a default (or any event which would, with the passage of time or the giving of notice or both, constitute a default) under, result in a violation of, increase the burdens under, result in the termination, amendment, suspension, modification, abandonment or acceleration of payment (or any right to terminate) or require a Consent, including any Consent under any Contract or Governmental Authorization that is either binding upon or enforceable against Buyer; or (d) require any Governmental Authorization.

     4.4 Brokerage. No Person will be entitled to receive any brokerage commission, finder’s fee, fee for financial advisory services or similar compensation in connection with the transactions contemplated by this Agreement based on any Contract made by or on behalf of Buyer for which any Seller is or could become liable or obligated.

V. Agreements of Sellers

     Sellers, jointly and severally, agree with Buyer that:

     5.1 Conditions. Sellers will use their best efforts to cause the conditions set forth in Section 7.1 to be satisfied and to consummate the transactions contemplated by this Agreement as soon as reasonably possible and in any event prior to the Closing Date.

     5.2 Consents and Authorizations; Regulatory Filings. Sellers will obtain all Consents and Governmental Authorizations required for the consummation of the transactions contemplated by this Agreement, including those listed on Schedule 3.4 (the “Required Consents”). Sellers will keep Buyer reasonably advised of the status of obtaining the Required Consents.

     5.3 No Sale. No Seller will sell, pledge, transfer or otherwise place any Encumbrance on any Sale ADRs owned by such Seller except as provided in this Agreement.

VI. Agreement of Buyer

     6.1 Conditions. Buyer agrees with Sellers that Buyer will use its best efforts to cause the conditions set forth in Section 7.2 to be satisfied and to consummate the transactions contemplated by this Agreement as soon as reasonably possible and in any event prior to the Closing Date.

VII. Conditions to Closing

     7.1 Conditions to Buyer’s Obligations. The obligation of Buyer to take the actions required to be taken by it at the Closing is subject to the satisfaction or waiver, in whole or in part, in Buyer’s sole discretion (but no such waiver will waive any rights or remedy otherwise available to Buyer), of each of the following conditions at or prior to the Closing:

   (a) The representations and warranties set forth in Article III will be true and correct (without taking into account any supplemental disclosures after the date of this Agreement by Sellers or the Company or the discovery of information by Buyer);

   (b) Sellers will have performed and complied with each of their agreements contained in this Agreement;

   (c) Each Required Consent was obtained and is in full force and effect;

   (d) No Litigation is pending or threatened (i) challenging or seeking to prevent or delay consummation of the transactions contemplated by this Agreement, (ii) asserting the illegality of or seeking to render unenforceable any material provision of this Agreement; or (iii) imposing or seeking to impose material damages or sanctions directly arising out of the transactions contemplated by this Agreement on Buyer or any of their respective officers or directors; and

   (e) No Law or Governmental Order was enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated by this Agreement by any Governmental Entity that would reasonably be expected to result, directly or indirectly, in any of the consequences referred to in Section 7.1(d).

     7.2 Conditions to Sellers’ Obligations. The obligation of Sellers to take the actions required to be taken by them at the Closing is subject to the satisfaction or waiver, in whole or in part, in Sellers’ sole discretion (but no such waiver will waive any right or remedy otherwise available under this Agreement), of each of the following conditions at or prior to the Closing:

   (f) The representations and warranties set forth in Article IV will be true and correct;

   (g) Buyer will have performed and complied with each of its agreements contained in this Agreement; and

   (h) No Law or Governmental Order will have been enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated by this Agreement by any Governmental Entity that prohibits the Closing.

VIII. Termination

     8.1 Termination. This Agreement may be terminated prior to the Closing:

   (i) by the mutual written consent of Buyer and Sellers;

   (j) by either Altro or Mars, if

   (i) Buyer has breached any representation, warranty or agreement contained in this Agreement;

     (ii) the transactions contemplated by this Agreement have not been consummated on or before the Closing Date; provided, that neither Seller will not be entitled to terminate this Agreement pursuant to this Section 8.1(j)(ii) if either Seller’s failure to comply fully with its obligations under this Agreement has prevented the consummation of the transactions contemplated by this Agreement;

   (iii) any of the conditions set forth in Section 7.2 have become impossible to satisfy;

   (k) by Buyer, if

   (iv) any Seller has breached any representation, warranty or agreement contained in this Agreement;

     (v) the transactions contemplated by this Agreement have not been consummated on or before the Closing Date; provided, that Buyer will not be entitled to terminate this Agreement pursuant to this Section 8.1(k)(v) if Buyer’s failure to comply fully with its obligations under this Agreement has prevented the consummation of the transactions contemplated by this Agreement;

   (vi) any of the conditions set forth in Section 7.1 have become impossible to satisfy;

     8.2 Effect of Termination. The right of termination under Section 8.1 is in addition to any other rights Buyer or Sellers may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies and will not preclude an action for breach of this Agreement. If this Agreement is terminated, all continuing obligations of the parties under this Agreement will terminate except that Sections 10.1 (press releases), 10.2 (expenses), 10.11 (governing law) and 10.13 (arbitration) will survive indefinitely unless sooner terminated or modified by the parties in writing.

IX. Indemnification

     9.1 Indemnification by Sellers.

     (a) Sellers agree, jointly and severally, to indemnify in full Buyer and hold it harmless against any Loss, whether or not actually incurred prior to the applicable date referred to in Section 9.1(b), arising from, relating to or constituting (i) any breach or inaccuracy in any of the representations and warranties of Sellers contained in this Agreement or in the Disclosure Schedule as the same may be brought down to the Closing Date or any closing certificate delivered by or on behalf of Sellers pursuant to this Agreement (any such breach or inaccuracy determined without regard to any qualification for “materiality,” “in all material respects” or similar qualifications), or (ii) any breach of any of the agreements of any Seller contained in this Agreement (collectively, “Buyer Losses”).

     (b) If Buyer has a claim for indemnification under this Section 9.1, Buyer will deliver to Sellers one or more written notices of Buyer Losses prior to the second anniversary of the Closing Date. Sellers will have no liability under this Section 9.1 unless the written notices required by the preceding sentence are given in a timely manner. Any written notice will state in reasonable detail the basis for such Buyer Losses to the extent then known by Buyer and the nature of the Buyer Loss for which indemnification is sought, and it may state the amount of the Buyer Loss claimed. If such written notice (or an amended notice) states the amount of the Buyer Loss claimed and Sellers notify Buyer that Sellers do not dispute the claim described in such notice or fails to notify Buyer within 20 business days after delivery of such notice by Buyer whether Sellers dispute the claim described in such notice, the Buyer Loss in the amount specified in Buyer’s notice will be admitted by Sellers, and Sellers will pay the amount of such Buyer Loss to Buyer. If Sellers have timely disputed the liability of Sellers with respect to such claim, Sellers and Buyer will proceed in good faith to negotiate a resolution of such dispute. If a written notice does not state the amount of the Buyer Loss claimed, such omission will not preclude Buyer from recovering from Sellers the amount of the Buyer Loss with respect to the claim described in such notice if any such amount is promptly provided after it is determined. In order to assert its right to indemnification under this Article IX. , Buyer will not be required to provide any notice except as provided in this Section 9.1(b).

     (c) Sellers will pay the amount of any Buyer Loss to Buyer within ten days following the determination of Sellers’ liability for and the amount of a Buyer Loss (whether such determination is made pursuant to the procedures set forth in this Section 9.1, by agreement between Buyer and Sellers, by arbitration award or by final adjudication).

     9.2 Indemnification by Buyer.

     (a) Buyer agrees to indemnify in full Sellers and hold them harmless against any Loss, whether or not actually incurred prior to the date referred to in Section 9.2(b), arising from, relating to or constituting (i) any breach or inaccuracy in any of the representations and warranties of Buyer contained in this Agreement or any closing certificate delivered by or on behalf of Buyer pursuant to this Agreement (any such breach or inaccuracy to be determined without regard to any qualification as to “materiality,” “in all material respects” or similar qualifications) or (ii) any breach of any of the agreements of Buyer contained in this Agreement (“Sellers Losses”).

     (b) If Sellers have a claim for indemnification under this Section 9.2, Sellers will deliver to Buyer one or more written notices of Sellers Losses prior to the second anniversary of the Closing Date. Buyer will have no liability under this Section 9.2 unless the written notices required by the preceding sentence are given in a timely manner. Any written notice will state in reasonable detail the basis for such Sellers Losses to the extent then known by Sellers and the nature of Sellers Loss for which indemnification is sought, and it may state the amount of Sellers Loss claimed. If such written notice (or an amended notice) states the amount of Sellers Loss claimed and Buyer notifies Sellers that Buyer does not dispute the claim described in such notice or fails to notify Sellers within 20 business days after delivery of such notice by Sellers whether Buyer disputes the claim described in such notice, Sellers Loss in the amount specified in Sellers’ notice will be admitted by Buyer, and Buyer will pay the amount of such Sellers Loss to Sellers. If Buyer has timely disputed its liability with respect to such claim, Buyer and Sellers will proceed in good faith to negotiate a resolution of such dispute. If a written notice does not state the amount of Sellers Loss claimed, such omission will not preclude Sellers from recovering from Buyer the amount of Sellers Loss with respect to the claim described in such notice if any such amount is promptly provided once determined. In order to assert its right to indemnification under this Article IX. , Sellers will not be required to provide any notice except as provided in this Section 9.2(b).

     (c) Buyer will pay the amount of any Sellers Loss to Sellers within ten days following the determination of Buyer’s liability for and the amount of a Sellers Loss (whether such determination is made pursuant to the procedures set forth in this Section 9.2, by agreement between Sellers and Buyer, by arbitration award or by final adjudication).

     9.3 Sole and Exclusive Remedy. Prior to or in connection with the Closing, the parties will have available to them all remedies available under Law, including specific performance or other equitable remedies. After the Closing, the rights set forth in Sections 9.1 and 9.2 will be the exclusive remedy for breach or inaccuracy of any of the representations and warranties contained in Article III and IV of this Agreement occurring on or prior to the Closing Date and will be in lieu of other contract damages, but the parties otherwise will have available to them all other remedies available under Law, including specific performance or other equitable remedies. Notwithstanding the foregoing, nothing in this Agreement will prevent any party from bringing an action based upon allegations of fraud by the other party in connection with this Agreement. In the event such action is brought, the prevailing party’s attorneys’ fees and costs will be paid by the non-prevailing party.

     X. General

     10.1 Press Releases and Announcements. Any public announcement, or similar publicity with respect to this Agreement or the transactions contemplated by this Agreement, will be issued, if at all, at such time and in such manner as Buyer determines and approves. Buyer will have the right to be present for any in-person announcement. Unless consented to by Buyer or required by Law, Sellers will keep this Agreement and the transactions contemplated by this Agreement confidential.

     10.2 Expenses. Except as otherwise expressly provided for in this Agreement, Sellers, on the one hand, and Buyer, on the other hand, will each pay all expenses incurred by each of them in connection with the transactions contemplated by this Agreement, including legal, accounting, investment banking and consulting fees and expenses incurred in negotiating, executing and delivering this Agreement and the other agreements, exhibits, documents and instruments contemplated by this Agreement (whether the transactions contemplated by this Agreement are consummated or not).

     10.3 Further Assurances. On and after the Closing Date, Sellers will take all appropriate action and execute any documents, instruments or conveyances of any kind that may be reasonably requested by Buyer to carry out any of the provisions of this Agreement.

     10.4 Amendment and Waiver. This Agreement may not be amended, nor may any provision of this Agreement or any default, misrepresentation, or breach of warranty or agreement under this Agreement be waived, except in a writing executed by the party against which such amendment or waiver is sought to be enforced. Neither the failure nor any delay by any Person in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. In addition, no course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify or amend any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement. The rights and remedies of the parties to this Agreement are cumulative and not alternative.

     10.5 Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given (i) when delivered if personally delivered by hand (with written confirmation of receipt), (ii) when received if sent by a nationally recognized overnight courier service (receipt requested), (iii) five business days after being mailed, if sent by first class mail, return receipt requested, or (iv) when receipt is acknowledged by an affirmative act of the party receiving notice, if sent by facsimile, telecopy or other electronic transmission device (provided that such an acknowledgement does not include an acknowledgment generated automatically by a facsimile or telecopy machine or other electronic transmission device). Notices, demands and communications to Buyer and Sellers’ Representative will, unless another address is specified in writing, be sent to the address indicated below:

     If to Buyer:

Centralink Investments Limited
Room UG 202, Floor UG2
Chinachem Golden Plaza
77 Mody Road
Tsimshatsui East
Kowloon, Hong Kong
Attn: Mr. Henry Hu
Facsimile No. 852-2520-5515

     With a copy to:

Dorsey & Whitney
One Pacific Place, Suite 3008
88 Queensway
Hong Kong
Attn: Steven C. Nelson, Esq.
Facsimile No. 011 852 2524 3000

     If to any Seller in the Altro Group:

[ADDRESS]
Attn:
Facsimile No.

     With a copy to:

Katten Muchin Zavis Rosenman
575 Madison Avenue
New York, New York 10022
Attn: Paul J. Pollock, Esq.
Facsimile No. (212) 894-5511

     If to any Seller in the Mars Group:

[ADDRESS]
Attn:
Facsimile No.

     With a copy to:

Katten Muchin Zavis Rosenman
575 Madison Avenue
New York, New York 10022
Attn: Paul J. Pollock, Esq.
Facsimile No. (212) 894-5511

     10.6 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any party to this Agreement without the prior written consent of the other parties to this Agreement, except that Buyer may assign any of its rights under this Agreement to any Subsidiary of Buyer, so long as it remains responsible for the performance of all of its obligations under this Agreement. Subject to the foregoing, this Agreement and all of the provisions of this Agreement will be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns.

     10.7 No Third Party Beneficiaries. Nothing expressed or referred to in this Agreement confers any rights or remedies upon any Person that is not a party or permitted assign of a party to this Agreement.

     10.8 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     10.9 Complete Agreement. This Agreement contains the complete agreement between the parties and supersede any prior understandings, agreements or representations by or between the parties, written or oral.

     10.10 Signatures; Counterparts. This Agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same instrument. A facsimile signature will be considered an original signature.

     10.11 GOVERNING LAW. THE DOMESTIC LAW, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, OF THE STATE OF NEW YORK WILL GOVERN ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT AND THE PERFORMANCE OF THE OBLIGATIONS IMPOSED BY THIS AGREEMENT.

     10.12 Specific Performance. Each of the parties acknowledges and agrees that the subject matter of this Agreement is unique, that the other parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached, and that the remedies at law would not be adequate to compensate such other parties not in default or in breach. Accordingly, each of the parties agrees that the other parties will be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions of this Agreement in addition to any other remedy to which they may be entitled, at law or in equity. The parties waive any defense that a remedy at law is adequate and any requirement to post bond or provide similar security in connection with actions instituted for injunctive relief or specific performance of this Agreement.

     10.13 Arbitration. Any dispute, claim or controversy arising out of or in connection with this Agreement shall be fully determined by arbitration in accordance with the International Arbitration Rules of the American Arbitration Association. Unless the parties agree otherwise, there shall be three arbitrators. The place of arbitration shall be New York, New York, United States of America and the language of the arbitration shall be English. None of the Parties shall contest the choice of New York as the proper forum for such dispute and notice in accordance with Section 10.5 shall be sufficient for such arbitration panel to conduct such proceedings. Except as the arbitrators shall otherwise determine, the evidentiary aspects of the arbitral proceedings shall be conducted in accordance with the Rules on the Taking of Evidence in International Commercial Arbitration adopted by the Council of the International Bar Association on June 1, 1999.

     10.14 Construction. The parties and their respective counsel have participated jointly in the negotiation and drafting of this Agreement. In addition, each of the parties acknowledges that it is sophisticated and has been advised by experienced counsel and, to the extent it deemed necessary, other advisors in connection with the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The parties intend that each representation, warranty and agreement contained in this Agreement will have independent significance. If any party has breached any representation, warranty or agreement in any respect, the fact that there exists another representation, warranty or agreement relating to the same subject matter (regardless of the relative levels of specificity) that the party has not breached will not detract from or mitigate the fact that the party is in breach of the first representation, warranty or agreement. Any reference to any Law will be deemed to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The headings preceding the text of articles and sections included in this Agreement and the headings to the schedules and exhibits are for convenience only and are not be deemed part of this Agreement or given effect in interpreting this Agreement. References to sections, articles, schedules or exhibits are to the sections, articles, schedules and exhibits contained in, referred to or attached to this Agreement, unless otherwise specified. The word “including” means “including without limitation.” The use of the masculine, feminine or neuter gender or the singular or plural form of words will not limit any provisions of this Agreement. A statement that an item is listed, disclosed or described means that it is correctly listed, disclosed or described, and a statement that a copy of an item has been delivered means a true and correct copy of the writing has been delivered.

     10.15 Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

     IN WITNESS WHEREOF, Buyer and Sellers have executed this ADR Purchase Agreement as of the date first above written.

BUYER:	SELLERS:

GRAND TOYS INTERNATIONAL, LTD.

By:	Name: Stephen Altro

Name:

Title:	2870304 CANADA INC.

By:

Name:

Title:

136011 CANADA INC.

By:

Name:

Title:

Name: David Mars

136012 CANADA INC.

By:

Name:

Title:

2884330 CANADA INC.

By:

Name:

Title: